Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-270134) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of Marqeta, Inc.,

(2) Registration Statement (Form S-8 No. 333-263489) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Marqeta, Inc., and

(3) Registration Statement (Form S-8 No. 333-256914) pertaining to the Amended and Restated 2011 Equity Incentive Plan, as amended, the 2021 Stock Option and Incentive Plan, and the 2021 Employee Stock Purchase Plan of Marqeta, Inc.;

of our reports dated February 28, 2024, with respect to the consolidated financial statements of Marqeta, Inc., and the effectiveness of internal control over financial reporting of Marqeta, Inc. included in this Annual Report (Form 10-K) of Marqeta, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California
February 28, 2024